Exhibit 99.1

Sound Point Acquisition Corp I, Ltd

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Sound Point Acquisition Corp I, Ltd

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Sound Point Acquisition Corp I, Ltd (the “Company”) as of March 4, 2022, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of March 4, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

March 10, 2022

SOUND POINT ACQUISITION CORP I, LTD

BALANCE SHEET

MARCH 4, 2022

ASSETS
Current assets
Cash	$2,225,000
Non-current assets
Cash held in trust account	266,512,500
TOTAL ASSETS	$268,737,500

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued offering costs and expenses	$1,093,118
Due to affiliate	24,871

Total Current Liabilities	1,117,989
Deferred underwriters’ discount	9,056,250
Warrant liability	16,173,750
Total Liabilities	26,347,989
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 25,875,000 issued and outstanding – at redemption value of $10.30 per share	266,512,500
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding (excluding 25,875,000 shares subject to possible redemption)	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 6,468,750 issued and outstanding	647
Additional paid-in-capital	—
Accumulated deficit	(24,123,636)
Total Shareholders’ Deficit	(24,122,989)

TOTAL LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION, AND SHAREHOLDERS’ DEFICIT	$268,737,500

The accompanying notes are an integral part of this financial statement.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 1 – Organization and Plan of Business Operations

Sound Point Acquisition Corp I, Ltd (the “Company”) was incorporated as a Cayman Islands exempted company on May 4, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which the Company refers to as the initial Business Combination (the “Business Combination”). The Company is not limited to a particular industry or geographic region in the identification and acquisition of a target company. The Company is an emerging growth company and, as such, is subject to all of the risk associated with emerging growth companies.

As of March 4, 2022, the Company had not commenced any operations. All activity for the period from May 4, 2021 (inception) through March 4, 2022, relates to the Company’s formation and the initial public offering (“IPO”), which is described below. The Company believes it will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Sound Point Acquisition Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”).

The registration statements for the Company’s IPO became effective on March 1, 2022 (the “Effective Date”). On March 4, 2022, the Company consummated its IPO of 25,875,000 units (the “Units”), which includes 3,375,000 Units issued and sold pursuant to the underwriters’ exercise of their option in full to purchase additional Units. Each Unit consists of one Class A ordinary share of the Company, par value of $0.0001 per share (the “Class A ordinary shares”), and one-half of one redeemable warrant of the Company. Each whole warrant (“Public Warrant”) is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Only whole Public Warrants are exercisable. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $258,750,000 (before underwriting discounts and commissions and offering expenses).

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, dated March 1, 2022, by and between the Company and the Sponsor (the “Private Placement Warrants Purchase Agreement”), the Company completed the sale of 15,437,500 warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to the Sponsor at a purchase price of $1.00 per warrant, generating gross proceeds to the Company of $15,437,500 (See Note 4). The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the initial Business Combination, subject to certain limited exceptions. No underwriting discounts or commissions were paid with respect to such sale. In addition, as long as they are held by the Sponsor or their permitted transferees, the Private Placement Warrants may be exercised by the holders on a cashless basis and they (including the Class A ordinary share issuable upon exercise of these warrants) are entitled to registration rights. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Transaction costs of the IPO amounted to $15,635,334 consisting of $5,175,000 of underwriting discounts, $9,056,250 of deferred underwriting discount, and $1,404,084 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating an initial Business Combination. Nasdaq listing rules require that the initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). However, the Company will only complete such Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to complete an initial Business Combination.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Following the closing of the IPO on March 4, 2022, a total of $266,512,500 ($10.30 per Unit), comprised of $253,575,000 of the proceeds from the IPO (which amount includes $9,056,250 of the underwriters’ deferred discount) and $12,937,500 of the proceeds from the sale of the Private Placement Warrants, was placed in a U.S.-based Trust Account (“Trust Account”) and will be invested only in U.S. government treasury obligations, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company.

The Company is not permitted to withdraw any of the principal or interest held in the Trust Account, except with respect to interest earned on the funds held in the Trust Account that may be released to pay income taxes, if any, until the earliest of (i) the completion of the initial Business Combination, (ii) the redemption of public shares if the Company has not consummated an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO), subject to applicable law, or (iii) the redemption of public shares properly submitted in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association (A) that would modify the substance or timing of the obligation to provide holders of Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the public shares if the Company does not complete the initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or initial business-combination activity. Based on current interest rates, the Company expects that interest income earned on the Trust Account will be sufficient to pay income taxes, if any.

The Company will provide its public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released, divided by the number of then-outstanding Public Shares, subject to the limitations described herein. As of March 4, 2022, the amount in the Trust Account was $10.30 per Public Share, which amount may be increased by $0.20 per Unit sold in the IPO in the event the Company decides to extend the time to consummate the initial Business Combination by six months (as described in more detail in the prospectus related to the IPO).

The Class A ordinary shares subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with an initial Business Combination if the Company has net tangible assets of at least $5,000,001 upon the consummation of such initial Business Combination and, if the Company seeks shareholder approval, only if the Company obtains the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company.

The Company will have 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) to consummate the initial Business Combination. If the Company has not consummated an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in each case, to obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to warrants, which will expire worthless if the Company fails to consummate an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO).

The Sponsor has entered into an agreement with the Company pursuant to which it has agreed to waive its rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as described in Note 5) it holds if the Company fails to consummate an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame) (see Note 5).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not consummate an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

The Sponsor, executive officers and directors have agreed, pursuant to a written agreement with the Company, that they will not propose any amendment to the amended and restated memorandum and articles of association (A) that would modify the substance or timing of the obligation to provide holders of Class A ordinary shares the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) or (B) with respect to any other provision relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity; unless the Company provides Public Shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any, divided by the number of the then-outstanding Public Shares, subject to the limitations described in the prospectus related to the IPO adjacent to the caption “Limitations on redemptions.” For example, the board of directors of the Company may propose such an amendment if it determines that additional time is necessary to complete the initial Business Combination. In such event, the Company will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, seeking shareholder approval of such proposal and, in connection therewith, provide the Public Shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by the Sponsor, any executive officer or director, or any other person.

The Company’s amended and restated memorandum and articles of association provides that, if the Company winds up for any other reason prior to the consummation of the initial Business Combination, the Company will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Liquidity

Management has concluded that substantial doubt does not exist regarding the Company’s ability to satisfy its obligations as they come due during the twelve-month period following the issuance of this financial statement. The conclusion is based on the Company’s assessment of qualitative and quantitative conditions including current liquidity and funds necessary to maintain the Company’s operations prior to consummation of the initial Business Combination.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 2 – Significant Accounting Policies

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the securities less attractive as a result, there may be a less active trading market for securities and the prices of securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards (that is, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies). The Company intends to take advantage of the benefits of this extended transition period.

The Company will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which the Company will have total annual gross revenue of at least $1.07 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which the Company will have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior June 30, and (2) the annual revenues equaled or exceeded $100 million during such completed fiscal year, or the market value of the ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Use of Estimates

The preparation of this financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of this financial statement. Actual results could differ from those estimates. The most significant estimate with regards to this financial statement relates to the fair value of the warrant liability (see Note 10).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 4, 2022.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Cash Held in Trust Account

As of March 4, 2022, the Company had $266,512,500 in cash held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation limit of $250,000. At March 4, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Offering Costs

Offering costs consist of legal, accounting, underwriting and other costs incurred through the balance sheet date that are directly related to the IPO. Upon the completion of the IPO, the offering costs were allocated using the relative fair values of the Class A ordinary shares and the Public Warrants and Private Placement Warrants. The costs allocated to Warrants were recognized in other expenses and those related to the Class A ordinary shares were charged against the carrying value of Class A ordinary shares. The Company complies with the requirements of the ASC 340-10-S99-1.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative instruments that are accounted for as liabilities, the derivative instruments is initially recorded at fair value on the grant date and then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature. The fair value of the warrant liabilities is discussed below.

Class A Ordinary Shares Subject to Possible Redemption

As discussed in Note 8, all of the 25,875,000 Class A ordinary shares sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. Therefore, all Class A ordinary shares have been classified outside of permanent equity.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A ordinary shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in-capital, or in the absence of additional paid-in-capital, in accumulated deficit. On March 4, 2022, the Company recorded accretion to redemption value reclassified into accumulated deficit from additional paid-in-capital of $30,793,125 for a total of $31,302,641 recorded in accumulated deficit. The Company will continue to present all redeemable Class A ordinary shares as temporary equity and recognize accretion from the initial book value to redemption value at the time of the IPO and in accordance with ASC 480.

Warrant Liability

The Company accounts for outstanding Warrants in accordance with the guidance contained in ASC 815-40, “Derivatives and Hedging—Contracts on an Entity’s Own Equity” (“ASC 815-40”) and determined that the Warrants do not meet the criteria for equity treatment thereunder. As such, each Warrant was recorded as a liability upon issuance and is subject to re-measurement at each balance sheet date and any change in fair value is recognized in the Company’s statements of operations.

For issued or modified warrants that meet all of the criteria for equity classifications, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Income Taxes

The Company accounts for income taxes under FASB ASC 740 (“Income Taxes”) which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 4, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statement.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

Note 3 – Initial Public Offering

On March 4, 2022, the Company consummated its IPO of 25,875,000 Units, which includes 3,375,000 Units issued and sold pursuant to the underwriters’ exercise of their option in full to purchase additional Units. Each Unit consists of one Class A ordinary share of the Company, par value of $0.0001 per share, and one-half of one Public Warrant. Each whole Public Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. Only whole Public Warrants are exercisable. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $258,750,000 (before underwriting discounts and commissions and offering expenses).

Note 4 – Private Placement

Simultaneously with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of 15,437,500 Private Placement Warrants to the Sponsor at a purchase price of $1.00 per warrant generating gross proceeds to the Company of $15,437,500. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor has agreed not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the initial Business Combination, subject to certain limited exceptions. No underwriting discounts or commissions were paid with respect to such sale. In addition, as long as they are held by the Sponsor or their permitted transferees, the Private Placement Warrants may be exercised by the holders on a cashless basis and they (including the Class A ordinary share issuable upon exercise of these warrants) are entitled to registration rights. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

If the Company does not consummate an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO), the Private Placement Warrants will expire worthless. The personal and financial interests of the executive officers and directors may influence their motivation in identifying and selecting a target Business Combination, completing an initial Business Combination and influencing the operation of the business following the initial Business Combination. This risk may become more acute as the 15-month anniversary (or 18-month anniversary or 21-month anniversary, as the case may be) of the closing of the IPO nears, which is the deadline for the consummation of an initial Business Combination.

The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company (except as described below in Note 7) so as long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor, or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants included in the Units sold in the IPO.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 5 – Related Party Transactions

Founder Shares

In May 2021, the Sponsor paid $25,000, or approximately $0.003 per share, for the issuance to the Sponsor of 8,625,000 Class B ordinary shares of the Company, par value of $0.0001 per share (the “Founder Shares”). In January 2022, the Sponsor transferred 25,000 Founder Shares to each of the Company’s four independent directors at a purchase price of approximately $0.003 per share. In January 2022, the Sponsor surrendered 2,875,000 Founder Shares to the Company for no consideration resulting in an aggregate of 5,750,000 Founder Shares outstanding. On March 1, 2022, the Company effected a share capitalization which resulted in 6,468,750 Founder Shares outstanding (up to 843,750 of which were subject to forfeiture by the Sponsor, depending on the extent to which the underwriter’s over-allotment option is exercised). The underwriters have fully exercised the over-allotment option; thus, the 843,750 Founder Shares are no longer subject to forfeiture. As a result of such surrender and capitalization of share capital, the effective per-share purchase price increased to approximately $0.004 per share. The per-share price of the Founder Shares was determined by dividing the amount contributed to the Company by the number of Founder Shares issued.

Except as described herein, the Sponsor and the Company’s directors and executive officers have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company will complete a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the Sponsor and directors and executive officers with respect to any Founder Shares.

The Founder Shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, its affiliates or any member of management upon conversion of Related Party Loans (as defined below). Such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions if the Company does not consummate an initial Business Combination. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Prior to the consummation of an initial Business Combination, only holders of Founder Shares will have the right to vote on the election of directors. Holders of the Public Shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial Business Combination, holders of a majority of the Founder Shares may remove a member of the board of directors for any reason. These provisions of the amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than two-thirds of ordinary shares who attend and vote at general meetings which shall include the affirmative vote of a simple majority of Class B ordinary shares. With respect to any other matter submitted to a vote of the shareholders, including any vote in connection with the initial Business Combination, except as required by law, holders of Founder Shares and holders of Public Shares will vote together as a single class, with each share entitling the holder to one vote.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

In connection with the initial Business Combination, the Company may enter into shareholders agreements or other arrangements with the shareholders of the target with respect to voting or other corporate governance matters following completion of the initial Business Combination.

Promissory Note – Related Party

On May 13, 2021, the Sponsor agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the IPO. Prior to March 4, 2022, the Company had borrowed $300,000 under the promissory note with the Sponsor (the “Promissory Note”). These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2022 or the closing of the IPO. Amounts borrowed under the Promissory Note were repaid at the closing of the IPO out of the offering proceeds not held in the Trust Account. No further draw-downs are permitted under the Promissory Note.

Due to Affiliate

As of March 4, 2022, the amount due to the Sponsor is $24,871 for the payment of certain costs and expenses related to the IPO.

Related Party Loans

In order to finance working capital needs and transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). In addition, the Sponsor or an affiliate or designee of the Sponsor may, but is not obligated to, provide loans to the Company to fund extension payments (“Extension Loans” and, together with the Working Capital Loans, the “Related Party Loans”). If the Company completes its initial Business Combination, the Company may repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans may be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of the Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant at the option of the lender. In addition, up to $5,175,000 of the Extension Loans may be converted into warrants at a price of $1.00 per warrant at the option of the lender (at or prior to the initial Business Combination). The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability, exercise period and restrictions on transfer. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor, its affiliates or any members of the Company’s management team as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. As of March 4, 2022, the Company had no borrowings under the Related Party Loans.

Administrative Services Agreement

Commencing on the date the Company’s securities were first listed on Nasdaq, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 6 – Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Related Party Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of such loans) are entitled to registration rights pursuant to a registration rights agreement signed on the Effective Date. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, as described in the prospectus related to the IPO. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase on a pro rata basis up to 3,375,000 additional Units at the initial public offering price, less the underwriting discounts and commissions. On March 2, 2022, the underwriters fully exercised their option to purchase additional Units.

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,056,250. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account located in the United States as described herein and released to the underwriters only upon the consummation of an initial Business Combination.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event the Company does not consummate an initial Business Combination within 15 months from the closing of the IPO (or up to 21 months from the closing of the IPO if the Company extends the period of time to consummate its initial Business Combination, as described in more detail in the prospectus related to the IPO) and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

Forward Purchase Agreements

In connection with the consummation of the IPO, the Company entered into two forward purchase agreements (the “forward purchase agreements”) with certain affiliates of the Sponsor (the “forward purchasers”), pursuant to which the forward purchasers committed to purchase from the Company an aggregate of $50.0 million of Class A ordinary shares (the “forward purchase shares”), at a price of $10.00 per share, in private placements that will close concurrently with the closing of the Company’s initial Business Combination. The proceeds from the sale of the forward purchase shares, together with the amounts available to the Company from the Trust Account (after giving effect to any redemptions of Public Shares) and any other equity or debt financing obtained by the Company in connection with the Business Combination, will be used to satisfy the cash requirements of the Business Combination, including funding the purchase price, paying expenses and retaining specified amounts to be used by the post-Business Combination company for working capital or other purposes. The forward purchase shares will be identical to the Public Shares, except that they will subject to certain lock-up restrictions and registration rights. At the Company’s option, the forward purchasers may purchase less forward purchase shares in accordance with the terms of the forward purchase agreements. In addition, the forward purchasers’ commitments under the forward purchase agreements will be subject to approval, prior to the Company entering into a definitive agreement for the Company’s initial Business Combination, of each forward purchaser’s investment committee. The forward purchase agreements contain no firm commitments and no net settlement features and are treated as equity in the financial statements.

Risk and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of this financial statement. This financial statement does not include any adjustments that might result from the outcome of this uncertainty.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 7 - Warrant Liability

The Company accounted for the 28,375,000 Warrants issued in connection with the IPO (the 12,937,500 Public Warrants and the 15,437,500 Private Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the Warrants do not meet the criteria for equity treatment thereunder, each Warrant must be recorded as a liability. Accordingly, the Company classified each Warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value recognized in the Company’s statement of operation.

The Company structured each Unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of the initial Business Combination as compared to units that each contain a whole warrant to purchase one whole share, thus making the Company a more attractive Business Combination partner for target businesses.

Each whole warrants entitles the holder to purchase one Class A ordinary share at a price of $11.50 per whole share, subject to adjustments as described herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes (other than any forward purchase shares) in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described in the prospectus related to the IPO adjacent to the captions “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described in the prospectus related to the IPO adjacent to the caption “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. The warrants will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the initial Business Combination, the Company will use the commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement or a new registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use the commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Redemptions of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which the Company refers to as the “30-day redemption period”; and

•

if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants— Public Shareholders’ Warrants—Anti-Dilution Adjustments” in the prospectus related to the IPO) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemptions of warrants for cash when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Shareholders’ Warrants” in the prospectus related to the IPO based on the redemption date and the “fair market value” of the Class A ordinary shares (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Shareholders’ Warrants” in the prospectus related to the IPO;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments” in the prospectus related to the IPO) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments” in the prospectus related to the IPO), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume weighted average price of the Class A ordinary shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. The Company will provide the warrant holders with the final fair market value no later than one business day after the ten trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

Note 8 – Class A Ordinary Shares Subject to Possible Redemption

The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 4, 2022, there were no Class A ordinary shares issued or outstanding (excluding 25,875,000 Class A ordinary shares subject to possible redemption).

Class A ordinary shares subject to possible redemption are classified outside of permanent equity and are measured at their redemption value.

Note 9 – Shareholders’ Deficit

Preference Shares

The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 4, 2022, there were no preference shares issued or outstanding.

Class B Ordinary Shares (“Founder Shares”)

The Company is authorized to issue 50,000,000 class B ordinary shares. Holders of Class B ordinary shares are entitled to one vote for each share. At March 4, 2022, there were 6,468,750 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class, which each share entitling the holder to one vote.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof as described herein.

The Founder Shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares, which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions if the Company does not consummate an initial Business Combination, at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the IPO, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Related Party Loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

SOUND POINT ACQUISITION CORP I, LTD

NOTES TO FINANCIAL STATEMENT

Note 10 —Fair Value Measurements

The following table presents information about the Company’s liabilities that were measured at fair value on a recurring basis as of March 4, 2022, including the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Carrying Value	Level 1	Level 2	Level 3
Liabilities:
Private placement warrants	$8,799,375	$—	$—	$8,799,375
Public warrants	7,374,375	—	—	7,374,375

Total liabilities measured at fair value	$16,173,750	$—	$—	$16,173,750

The Warrants are accounted for as liabilities pursuant to ASC 815-40 and are measured at fair value as of each reporting date. Changes in the fair value of the Warrants are recorded in the statement of operations each period.

As of March 4, 2022, the Private Placement Warrants were not separately traded on an open market. The Private Placement Warrants were valued using the Black-Scholes-Merton model, which is considered to be a Level 3 fair value measurement. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

As of March 4, 2022, the Public Warrants had not surpassed the 52-day threshold waiting period to be publicly traded. Once publicly traded, the observable input qualifies the liability for treatment as a Level 1 in the fair value hierarchy. The Public Warrants were valued using a Monte Carlo simulation, which is considered to be a Level 3 fair value measurement. Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

The qualitative information regarding Level 3 fair value measurements for the Private Placement Warrants and the Public Warrants were as follows at March 4, 2022:

Risk-free interest rate	1.67%
Time to maturity (years)	5.63
Volatility before initial Business Combination	5.0%
Volatility after initial Business Combination	10.0%
Exercise price	$11.50
Underlying stock price	$9.72
Dividend yield	0%

Note 11 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 10, 2022, the date that this financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.